Exhibit 99.1

                 CB&I Reports Record Results for 2003

    THE WOODLANDS, Texas--(BUSINESS WIRE)--Feb. 11, 2004--

            Revenues and Net Income Show Continued Growth;
                 Backlog Increases 21% Year over Year

    CB&I (NYSE: CBI) today reported net income increased 32% to $66.0 million or $1.39 per diluted share for the year ended Dec. 31, 2003, compared with $50.1 million or $1.12 per diluted share for 2002. Net income for the fourth quarter of 2003 increased 31% to $18.7 million or $0.39 per diluted share, compared with $14.3 million or $0.31 per diluted share for the comparable 2002 period.
    For the year ended Dec. 31, 2003, new business taken reached a record $1.7 billion, compared with $1.6 billion in 2002. New business taken during the fourth quarter of 2003 grew 8% to $400 million, compared with $370 million in the year-earlier period. New business during the quarter included storage tank projects in China, the Middle East, the Caribbean and the Caspian region, and process-related work in the United States. Backlog at Dec. 31, 2003, increased 21% to $1.6 billion, compared with $1.3 billion at the end of 2002.
    "We're extremely pleased with CB&I's results in 2003," said Gerald
M. Glenn, CB&I's Chairman, President and CEO. "The record backlog we had going into 2003 led to significant revenue growth as projects were put in place in the field, and another year of record sales means we've entered 2004 in a similar strong position. We are delivering excellent project execution, keeping our people safe and maintaining a solid balance sheet."
    Revenues in 2003 grew 40% to $1.6 billion, compared with $1.1 billion in 2002. Revenues for the fourth quarter of 2003 increased 43% to $471.5 million from $328.7 million in the fourth quarter of 2002. The increase in revenues year over year was attributable to the strong backlog going into 2003, which produced significant revenue growth as projects moved into the field construction phase. For the year, revenues grew 21% in North America, including a higher volume of process-related work. Revenues increased nearly 150% in the Company's Europe, Africa, Middle East (EAME) segment, and grew more than 125% in the Asia Pacific (AP) segment, due primarily to large projects now under way in China and Australia, but declined 21% in the Central and South America (CSA) segment as a result of fewer new awards in certain Latin American markets.
    Gross profit in 2003 of $196.6 million represented a $41.0 million increase over 2002. Fourth quarter 2003 gross profit was $56.0 million, compared with $44.1 million in the comparable 2002 period. Gross profit as a percentage of revenues for both the fourth quarter and full-year 2003 fell slightly as a result of the timing and mix of projects being executed.
    Income from operations in 2003 increased 33% to $103.3 million, compared with $77.7 million in 2002. Fourth quarter 2003 operating income increased 37% to $30.2 million, compared with $21.9 million in the year-earlier period. For the year, higher revenues and effective project execution led to significantly better operating income in the North America, EAME and AP segments. Operating income declined in the CSA segment due primarily to lower revenues.
    No special charges or exit costs were recorded in 2003. In 2002, the Company reported exit costs of $1.0 million in the fourth quarter and $4.0 million for the full year. The Company's overall effective tax rate was higher in the fourth quarter and full year as a larger portion of 2003 earnings were generated in the United States.
    CB&I ended 2003 with cash and cash equivalents of $112.9 million, compared with $102.5 million at Dec. 31, 2002. The Company used a portion of its cash during the fourth quarter to buy out the ownership of a minority interest which had been acquired in a December 2000 transaction. Capital expenditures for 2003, including $15.6 million for the completion of the Company's administrative office in The Woodlands, Texas, were $31.3 million, compared with $23.9 million in 2002. CB&I had cash in excess of debt of $36.0 million at Dec. 31, 2003.
    "CB&I's management team and employees are making good on our strategy to achieve sustainable growth in revenues, profitability and shareholder value," Glenn added. "Our acquisitions have strengthened our ability to provide a broad range of services in production, processing, storage and distribution to the key markets we serve. We've got the right team with the right tools and processes to consistently and safely deliver superior project execution to our customers anywhere in the world. We're optimistic about our prospects for 2004, as demand continues to grow in our major end markets. We continue to actively seek additional acquisitions that will enable us to expand our capacity and deliver more comprehensive solutions to our customers."
    The Company is issuing the following guidance for new business taken, revenues and earnings per share (EPS) for 2004: new business taken is expected to be in a range of $1.8-$1.9 billion for full-year 2004; revenues are expected to be in a range of $350-$400 million for the first quarter and $1.7-$1.8 billion for full-year 2004; and EPS is expected to be in a range of $0.25-$0.28 for the first quarter and $1.55-$1.60 for full-year 2004.
    Any statements made in this release that are not based on historical fact are forward-looking statements and represent management's best judgment as to what may occur in the future. The actual outcome and results are not guaranteed, are subject to risks, uncertainties and assumptions and may differ materially from what is expressed. A variety of factors could cause business conditions and results to differ materially from what is contained in the forward-looking statements including, but not limited to, the Company's ability to realize cost savings from its expected execution performance of contracts; the uncertain timing and the funding of new contract awards, and project cancellations and operating risks; cost overruns on fixed priced contracts; changes in the costs of or delivery schedule for components and materials; increased competition; fluctuating revenues resulting from a number of factors, including the cyclic nature of the individual markets in which the Company's customers operate; lower than expected activity in the hydrocarbon industry, demand from which is the largest component of the Company's revenue, or lower than expected growth in the Company's other primary end markets; the Company's ability to integrate and successfully operate acquired businesses and the risks associated with those businesses; and the ultimate outcome or effect of the pending FTC proceeding on the Company's business, financial condition and results of operations. Additional factors which could cause actual results to differ from such forward-looking statements are set forth in the Company's Prospectus filed on Form 424B3 with the SEC on Jan. 23, 2004. The Company does not undertake to update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise.
    CB&I is one of the world's leading engineering, procurement and construction companies, specializing in lump-sum turnkey projects for customers that produce, process, store and distribute the world's natural resources. With more than 60 locations and 10,000 employees throughout the world, CB&I capitalizes on its global expertise and local knowledge to safely and reliably deliver projects virtually anywhere. Information about CB&I is available at www.CBIepc.com.


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       CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF INCOME
              (in thousands, except per share data)

                          Three Months          Twelve Months
                         Ended Dec. 31,         Ended Dec. 31,
                         2003      2002        2003        2002

Revenues             $471,536  $328,689  $1,612,277  $1,148,478
Cost of revenues      415,503   284,633   1,415,715     992,927
                      -------   -------   ---------   ---------
 Gross profit          56,033    44,056     196,562     155,551
  % of Revenues         11.9%     13.4%       12.2%       13.5%

Selling and
 administrative
 expenses              25,371    21,503      93,506      73,155
  % of Revenues           5.4%     6.5%        5.8%        6.4%

Intangibles
 amortization             611       718       2,548       2,529

Other operating
 income, net             (103)   (1,067)     (2,833)     (1,818)

Exit costs                  -       971           -       3,972
                      -------   -------   ---------   ---------
 Income from
  operations           30,154    21,931     103,341      77,713

 % of Revenues           6.4%      6.7%        6.4%        6.8%

Interest expense       (1,686)   (1,658)     (6,579)     (7,114)
Interest income           239       551       1,300       1,595
                      -------   -------   ---------   ---------
 Income before
  taxes and
  minority interest    28,707    20,824      98,062      72,194

Income tax expense     (8,740)   (5,849)    (29,713)    (20,233)
                      -------   -------   ---------   ---------
 Income before
  minority interest    19,967    14,975      68,349      51,961

Minority interest in
 income                (1,269)     (652)     (2,395)     (1,812)
                      -------   -------   ---------   ---------
  Net income         $ 18,698  $ 14,323  $   65,954  $   50,149
                      =======   =======   =========   =========

Net income per share
 Basic               $   0.40  $   0.32  $     1.46  $     1.16
 Diluted             $   0.39  $   0.31  $     1.39  $     1.12

Weighted average shares
 outstanding
  Basic                46,247    44,314      45,315      43,177
  Diluted              48,441    45,812      47,527      44,737

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       CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
                      SEGMENT INFORMATION
                         (in thousands)

                                 Three Months Ended
                             Dec. 31,           Dec. 31,
                                2003               2002

NEW BUSINESS TAKEN(1)                  % of               % of
                                      Total              Total

North America               $246,269    62%    $208,544    56%
Europe/Africa/Middle East    104,863    26%     116,520    32%
Asia Pacific                  32,258     8%      27,545     7%
Central & South America       16,756     4%      17,461     5%
                             -------            -------
  Total                     $400,146           $370,070
                             =======            =======

REVENUES                               % of               % of
                                      Total              Total

North America               $271,433    58%    $211,173    64%
Europe/Africa/Middle East    100,535    21%      43,606    13%
Asia Pacific                  68,621    14%      40,362    13%
Central & South America       30,947     7%      33,548    10%
                             -------            -------
  Total                     $471,536           $328,689
                             =======            =======

INCOME/(LOSS) FROM OPERATIONS          % of               % of
Excluding Exit Costs                 Revenues           Revenues

North America               $ 16,857    6.2%   $ 14,722    7.0%
Europe/Africa/Middle East      8,790    8.7%      1,343    3.1%
Asia Pacific                    (302)  (0.4%)     1,675    4.1%
Central & South America        4,809   15.5%      5,162   15.4%
                             -------             -------
  Total                     $ 30,154    6.4%   $ 22,902    7.0%
                             =======             =======

EXIT COSTS                  $      -           $    971
                             =======             =======

INCOME/(LOSS) FROM OPERATIONS

North America               $ 16,857           $ 14,081
Europe/Africa/Middle East      8,790              1,221
Asia Pacific                    (302)             1,556
Central & South America        4,809              5,073
                             -------             -------
  Total                     $ 30,154           $ 21,931
                             =======             =======


                                Twelve Months Ended
                             Dec. 31,           Dec. 31,
                                2003               2002

NEW BUSINESS TAKEN(1)                  % of               % of
                                      Total              Total

North America             $1,105,369    65%  $1,014,375    62%
Europe/Africa/Middle East    380,493    22%     375,897    23%
Asia Pacific                 147,238     9%     139,907     8%
Central & South America       75,110     4%     110,949     7%
                             -------            -------
  Total                   $1,708,210         $1,641,128
                           =========          =========

REVENUES                               % of               % of
                                      Total              Total

North America             $  970,851    60%  $  801,624    70%
Europe/Africa/Middle East    329,947    20%     132,853    12%
Asia Pacific                 218,201    14%      95,935     8%
Central & South America       93,278     6%     118,066    10%
                             -------            -------
  Total                   $1,612,277         $1,148,478
                           =========          =========

INCOME/(LOSS) FROM OPERATIONS          % of               % of
Excluding Exit Costs                 Revenues           Revenues

North America               $ 67,762    7.0%   $ 52,100    6.5%
Europe/Africa/Middle East     17,384    5.3%      3,603    2.7%
Asia Pacific                   6,000    2.7%      2,270    2.4%
Central & South America       12,195   13.1%     23,712   20.1%
                             -------            -------
  Total                     $103,341    6.4%   $ 81,685    7.1%
                             =======            =======

EXIT COSTS                  $      -           $  3,972
                             =======            =======

INCOME/(LOSS) FROM OPERATIONS

North America               $ 67,762           $ 49,413
Europe/Africa/Middle East     17,384              3,032
Asia Pacific                   6,000              1,950
Central & South America       12,195             23,318
                             -------            -------
  Total                     $103,341           $ 77,713
                             =======            =======

(1) New business taken represents the value of new project commitments received by the Company during a given period. Such commitments are included in backlog until work is performed and revenue recognized or until cancellation. Backlog may also fluctuate with currency movements.
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       CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED BALANCE SHEETS
                         (in thousands)

                                        Dec. 31,       Dec. 31,
                                           2003           2002

ASSETS

Current assets                         $502,272       $382,423
Property and equipment, net             124,505        109,271
Goodwill and other intangibles, net     253,213        191,459
Other non-current assets                 42,572         57,283
                                        -------        -------

  Total assets                         $922,562       $740,436
                                        =======        =======

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                    $370,893       $287,070
Long-term debt                           75,000         75,000
Other non-current liabilities            87,505         96,219
Shareholders' equity                    389,164        282,147
                                        -------        -------

  Total liabilities
  and shareholders' equity             $922,562       $740,436
                                        =======        =======

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       CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                    AND OTHER FINANCIAL DATA
                         (in thousands)

                                              Twelve Months
                                              Ended Dec. 31,
                                           2003           2002
CASH FLOWS

Cash flows from operating activities   $ 90,366       $ 72,030
Cash flows from investing activities   (102,030)       (36,957)
Cash flows from financing activities     22,046         16,985
                                        -------        -------

Increase in cash and cash
  equivalents                            10,382         52,058
Cash and cash equivalents,
  beginning of the year                 102,536         50,478
                                        -------        -------
Cash and cash equivalents,
  end of the year                      $112,918       $102,536
                                        =======        =======

OTHER FINANCIAL DATA

Depreciation and amortization expense  $ 21,431       $ 19,661
Capital expenditures                     31,286         23,927
(Decrease)/increase in receivables, net  21,746        (26,874)
(Increase)/decrease in contracts in
  progress, net                         (96,478)        18,389
Increase in accounts payable             49,048         10,690
                                        -------        -------
  Change in contract capital           $(25,684)      $  2,205
                                        =======        =======


    CONTACT: CB&I, The Woodlands
             Media:
             Bruce Steimle, 832-513-1111
             or
             Analysts:
             Marty Spake, 832-513-1245